UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: January 12, 2010

Date of earliest event reported: December 15, 2009

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction)	(Commission)	(IRS Employer Id. No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida		32701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 741-5300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K originally filed by International Assets Holding Corporation (the “Company”) on November 18, 2009. This Current Report on Form 8-K/A is being filed to expand our disclosure to cover the period through December 15, 2009, and to attach an updated Exhibit 16.1.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 13, 2009, as a result of a competitive request for proposal, the Board of Directors of the Company decided to change the Company's independent registered public accounting firm from Rothstein Kass & Company, P.C. (“Rothstein”) to KPMG LLP (“KPMG”), effective upon the completion of the Rothstein’s audit of the Company’s consolidated financial statements for the fiscal year ended September 30, 2009.

Effective December 15, 2009, upon the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (the “Form 10-K”), Rothstein completed its audit of the Company’s consolidated financial statements for the fiscal year ended September 30, 2009 and was no longer the Company’s independent registered public accounting firm.

The engagement of KPMG as the Company’s independent public accounting firm became effective on December 15, 2009, following the filing of the Form 10-K. The Company will request shareholder approval of the engagement at its 2010 annual shareholders’ meeting.

The decision to change independent registered certified accounting firms was approved by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors.

The reports of Rothstein on the financial statements of the Company for the years ended September 30, 2009 and 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years ended September 30, 2009 and 2008 and through December 15, 2009, there were no disagreements with Rothstein on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Rothstein would have caused it to make reference to the subject matter of such disagreements in connection with their reports on the financial statements for such years and any interim periods. Further, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K during the Company's two most recent fiscal years preceding the date of this filing.

During the fiscal years ended September 30, 2009 and 2008 and through December 15, 2009, neither the Company, nor anyone acting on their behalf, consulted with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company's consolidated financial statements, or any matters that were either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Prior to the Company’s engagement of KPMG, KPMG did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to change its independent registered public accounting firm from Rothstein.

The Company provided Rothstein with a copy of the foregoing disclosures on this Current Report on Form 8-K/A and requested that Rothstein furnish the Company with a letter addressed to the Securities Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. The Company has received the requested letter from Rothstein stating that it does agree, and a copy is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Document

16.1	Letter of Rothstein Kass & Company, P.C. to the Securities and Exchange Commission, dated January 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2010	INTERNATIONAL ASSETS HOLDING CORPORATION

	By:	/S/ SEAN M. O’CONNOR
Sean M. O’Connor, Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

16.1	Letter of Rothstein Kass & Company, P.C. to the Securities and Exchange Commission, dated January 7, 2010.

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